Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (“Lease”) is made and effective as of November 23, 2022, by and between HEADGATE III, LLC, a Colorado limited liability company (“Landlord”) and, GREEN MAN COLORADO, LLC, a Colorado limited liability company (“Tenant”).

Landlord is the owner of land and improvements commonly known and numbered as 7289 East Hampden Avenue, Denver, CO 80224 (the “Property”) see attached “Exhibit A”, legal description. Landlord desires to lease to Tenant approximately 1,404 square feet of the Property (the “Leased Premises”), and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1.	Term; Effect.

Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for the period beginning on the date of the license transfer to Tenant (or its affiliates) of license Nos. 402R-00373 and 2022-BFN-0000376 (the “Lease Commencement Date”) and ending December 31, 2032 (the “Initial Term”).

Notwithstanding the foregoing, the Lease shall be contingent upon; (i) the successful approval of Tenant and the transfer and approval by the Colorado Marijuana Enforcement Division (MED) and any other relevant regulatory body, of a retail and or medical marijuana store license housed at the Property; and (ii) inspection of the Property and Leased Premises by Tenant and/or its agents, within ten (10) business days of the Lease Commencement Date. The purpose of the inspection is to solely identify any material defects with the Property. A material defect shall be defined as a structural integrity issue with the Property as reasonably determined by Tenant in consultation with the inspector(s). Such inspection shall be professionally undertaken and verified in writing. All such approvals are referred to herein collectively as the “Approval,” and the successful approval or denial of the licenses by all the applicable regulatory bodies shall be referred to as the “Approval Date.”

If on the Approval Date, the license(s) that are pending transfer to the Tenant is denied through no fault of Tenant, then Tenant may terminate this agreement by delivery of written notice to Landlord, in which event, except as set forth bellow, the parties shall have no further rights or obligations to the other hereunder.  If Tenant does not deliver written notice to Landlord of its election to terminate this Lease by fourteen (14) days after the Approval Date, then (i) the conditions of this Section 1 shall be deemed to have been fully satisfied, (ii) Tenant may not thereafter terminate this Lease pursuant to this Section 1, and (iii) Tenant shall be deemed to have delivered the waiver notice to Landlord as of the Fifteenth (15) day after the Approval Date. In the event of a material defect in condition (ii) above, Tenant shall have the ability to immediately terminate the Lease, by written notice to Landlord. Upon written notice to Landlord, Tenant shall have no liability whatsoever under this Lease or otherwise, and this Lease shall be null and void. If Tenant does not terminate the Lease due to a material defect in condition (ii) within ten (10) business days of the Lease Commencement Date, then Tenant shall waive that right and that condition shall be deemed to have been fully satisfied.

No fault of Tenant shall mean, Tenant is denied all license transfers, solely and completely, by the decision of a regulatory body without any fault of Tenant, Tenant’s application, or conduct.

The Initial Term of the Lease shall be modified to reflect the Base Monthly Rent and Rent Commencement Date described in section 2, of the Lease. Starting January 1, 2024, the base monthly rent shall be increased by 4.5%, this increase of 4.5% shall occur on the 1st of January of each subsequent year for the entirety of the Initial Term.

2.	Rental.

Tenant shall pay to Landlord during the initial term rent (“Base Monthly Rent”) in the amount as outlined below:

November 23, 2022 toDecember 31, 2022$10,000.00 per month*

January 1, 2023toDecember 31, 2023$10,000.00 per month

January 1, 2024 to December 31, 2024$10,450.00 per month

January 1, 2025 to December 31, 2025$10,920.25 per month

January 1, 2026toDecember 31, 2026$11,411.66 per month

January 1, 2027toDecember 31, 2027$11,925.19 per month

January 1, 2028toDecember 31, 2028$12,461.82 per month

January 1, 2029toDecember 31, 2029$13,022.60 per month

January 1, 2030toDecember 31, 2030$13,608.62 per month

January 1, 2031toDecember 31, 2031$14,221.01 per month

January 1, 2032toDecember 31, 2032$14,860.95 per month

*The Base Monthly Rent shall not start until the Approval Date, for purposes of section 2, the (“Rent Commencement Date”) shall be the same as the Approval Date. If the Rent Commencement Date falls within the first seven (7) days of a given calendar month then the Base Monthly Rent for that month shall be 100%. If the Rent Commencement Date falls after the first seven (7) day of a given calendar month then the Base Monthly Rent will be prorated on a daily basis for the balance of the month.

Each monthly installment of rent shall be due in advance of the first (1) day of each calendar month during the lease term to Landlord c/o Headgate III, LLC, 155 Madison Street, Denver, CO 80206 or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis. Tenant shall also pay to Landlord, upon mutual execution of this lease, a “Security Deposit” in the amount of Twenty Thousand Dollars and 00/100 ($20,000.00), paid as set forth in Section 22 of this Lease. In the event that any monthly rental installment is not received by Landlord on or before the third (3rd) day of the month for which the rent is due, Tenant shall pay to Landlord a late payment charge equal to ten percent (10%) of such past due amount, not as a penalty, but to compensate Landlord for additional processing and administrative charges and inconvenience associated with such late payments. Any rent or other amounts to be paid by Tenant which are not paid within three (3) days after the date due shall bear interest at the rate of fifteen percent (15%) per annum from the due date until paid. All rental payments from Tenant to Landlord shall be exclusively in the form of a check or wire transfer.

3.	Non-Sufficient Funds.

Tenant shall be charged $500.00 or the maximum amount provided for under Colorado law, whichever is less, for each check that is returned to Landlord for lack of sufficient funds, in addition to any late fees or penalties associated with the delay in payment.

4.	Early Access.

Tenant shall have access to the Property on the Approval Date.

5.	Use.

A.	It is presently intended that, the Leased Premises shall be used for the lawful sale of recreational and medical marijuana and marijuana infused-products, as permitted by law in compliance with any and all marijuana regulatory and licensing authorities (“Permitted Use”). Tenant shall not use the Leased Premises for any use prohibited by the State of Colorado or the City of Denver. The operation of any other business on the Leased Premises is expressly prohibited, unless Tenant receives Landlord’s written approval. Tenant represents and warrants the following: (i) that Tenant’s sole purpose is to sell marijuana for persons authorized by (A) the Colorado Department of Public Health and Environment (the “Agency”) to dispense marijuana products as authorized by Section 14, article XVIII of the State of Colorado (“Section 14”) for personal use to address existing debilitating medical conditions and (B) for use as per Amendment 64; (ii) that no marijuana shall be smoked or ingested on the Property in plain view of (or in a place open to) the general public or in any way that endangers the health or well-being of any person; and (iii) that Tenant will not violate Colorado state law regarding the Permitted Use. Tenant shall take reasonable steps to maintain the security of the Leased Premises against criminal activity associated with the presence of cannabis at the Leased Premises. In the event that Tenant’s Permitted Use at any time becomes impermissible under Section 14 or Amendment 64, Tenant shall so notify Landlord and shall immediately and properly dispose of all cannabis products on the Premises in any manner permitted by law. Tenant shall provide to Landlord copies of all public licenses relating to Tenant’s use of the Leased Premises. Landlord shall have the right to terminate this Lease upon thirty (30) day written notice to Tenant in the event that Tenant breaches any of the warranties or covenants contained in this paragraph and Tenant fails to cure the breach within the thirty (30) day period. Either Landlord or Tenant shall have the right to terminate this Lease upon thirty (30) days’ written notice to the other party in the event that Tenant’s Permitted Use of the Leased Premises becomes illegal due to any revocation or modification of Section 14 or any other applicable State law, local law or enforcement by the Federal government and Tenant shall be released from any and all future obligations and liability under this Lease, and the Security Deposit shall be returned to Tenant, subject to the provisions in Section 22.

B.	Tenant shall be solely responsible for any routine maintenance, alterations, replacements or repairs to the Leased Premises or the building in which the Leased Premises are located which may be necessary due to conditions associated with Tenant’s use of the Leased Premises (including without limitation additional ventilation if necessary, odor mitigation, treatment to control and eliminate mold, and correction of any moisture-related conditions due to tenants use of the Leased Premises. Specifically, if Landlord requests, Tenant at its expense shall (i) provide to Landlord annually a written report from a qualified environmental contractor regarding management of mold in the Leased Premises. Upon review of the results from the environmental contractor, the Landlord, at the Landlord’s sole discretion, may require the Tenant to remediate any mold issues or concerns, at Tenant’s sole expense. The Tenant hereby agrees to remediate, at the tenant’s sole expense, any mold concerns or issues should they develop.

C.	Tenant shall provide Landlord within five (5) business days of receipt by Tenant true and correct copies of the following items;

1.	Signed lien waivers from any contractors/subcontractors for work in progress.
2.	Copies of liability insurance certificates for all vendors (contractors) completing work in the Leased Premises.

D.	Indemnification.

1.	Tenant shall indemnify, defend and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Landlord or any other person, for any civil, administrative or criminal action taken against Landlord arising from or out of, in any way, Tenant’s use of the Leased Premises, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or tortious act or omission of Tenant, its agents, employees, invitees or contractors. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord if such loss or damage incurred is as the sole result of the general, non-discriminatory enforcement (as opposed to enforcement against Tenant due to specific alleged violations or acts/omissions of Tenant which precipitate such enforcement) of Federal Laws pertaining to the sale of marijuana and/or marijuana related products. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause, excluding the gross negligence or willful conduct of Landlord and agents of Landlord. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

2.	Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, and the like whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources, unless caused by Landlord’s gross negligence or willful conduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building, unless caused by Landlord’s gross negligence or willful conduct.

6.	Sublease and Assignment.

Tenant may not assign or sublease any interest in the Premises, nor effect a change in the majority ownership of the Tenant (from the ownership existing at the inception of this Lease or potential ownership interest at the inception of the Lease as long as such potential ownership interest is compliant with all applicable state regulatory bodies. Tenant must notify Landlord of any potential ownership interest prior to the execution of the Lease, and notify Landlord at the time that the potential ownership interest becomes actual ownership.), nor assign, mortgage or pledge this Lease, without the prior written consent of Landlord which may be granted or withheld in Landlord’s sole discretion. The sole exception to this shall be if Tenant is the sole owner of the entity in the sublease. Tenant shall have the authority to sublease without prior written consent to Landlord, provided, however, Tenant shall within 5 business days of the sublease notify Landlord of the sublease and provide Landlord with a copy of the sublease. Notwithstanding anything contained herein to the contrary, neither Guarantors nor Tenant shall be released of their respective obligations under the Lease or Guaranty as a result of any assignment or sublease.

7.	Repairs.

Tenant from and after the delivery date, and until the end of the Lease Term, agrees that it will be responsible, at its sole cost and expense, for all repairs, maintenance, and replacements to the Leased Premises, including but not limited to the interior and exterior portions of all doors, windows, plate glass; the mechanical, plumbing, heating, air conditioning, ventilating, and electrical equipment and systems; partitions and all other fixtures, appliances, the structural components and roof and exterior walls of the Building, all grounds, parking lots, facilities, gutters, sidewalks, curbs and other paved walkways and areas on and adjacent thereto, exterior lighting fixtures, water, sewer, gas and other utility connections, pipes and mains, and all other fixtures, machinery and equipment now or hereafter serving the same, and Tenant agrees to put, keep and maintain all of the foregoing in safe, sound, and lawful order and condition and facilities furnished or installed by Tenant. All work in the Premises shall be performed by Tenant in a good and workmanlike manner in compliance with all applicable governmental laws, codes, rules, and regulations, free of any liens for labor and materials, and subject to such reasonable requirements as Landlord may impose. Landlord shall have the right to post the Premises with a notice of a non-liability in connection with any such work performed by or on behalf of Tenant. Tennant shall maintain the HVAC system, electrical system, landscaping, parking lot maintenance and snow removal, the cost of which shall be the responsibility of Tenant. If Tenant fails to maintain any of these items then Landlord shall have the right to enter into a maintenance contract for the HVAC system, electrical system, landscaping, parking lot maintenance and snow removal, the cost of which shall be the responsibility of Tenant and will be added to the NNN amount owed each month.

8.	Alterations and Improvements.

Landlord is providing the Leased Premises to Tenant in its “AS IS” and “WHERE IS” condition (“AS IS” and “WHERE IS” are defined in exhibit D). Landlord is receiving title to the Leased Premises simultaneous or just prior to the Approval Date. Landlord makes no representations or warranties to Tenant as it relates to the Leased Premises.

During the Lease Term, as the same may be extended or renewed, Tenant may, at its sole costs and expense, make any reasonable nonstructural alterations or changes in the interior of the Leased Premises. Any alteration or change which is: (a) visible from the exterior of the Premises (regardless of the cost thereof); or (b) exceeds Four Thousand Dollars ($4,000.00) in costs, may be made only with Landlord's prior written consent following Landlord's review and approval of plans and specifications for such alterations. All alterations or changes which Tenant has the right to make hereunder or is permitted to make shall be performed in a good and workmanlike manner, in compliance with all applicable governmental laws, codes, rules and regulations, free of any liens for labor and materials and subject to reasonable requirements Landlord may impose, including but not limited to maintenance by Tenant of adequate liability and workmen's compensation insurance. Landlord agrees to cooperate with Tenant for the purpose of securing necessary permits for any changes, alterations, or additions permitted under this Section, without expense to Landlord. Tenant will not alter the exterior of the Leased Premises and shall have no right to make any change, alteration, or addition to the Leased Premises which would impair the structural soundness or diminish or increase the size thereof, without the prior written consent of Landlord. All costs of any such work shall be paid promptly by Tenant so as to prevent the assertion of any liens for labor or materials. All alterations or changes Tenant may make in the Leased Premises shall be the Tenant's responsibility to maintain, repair and insure in the manner set forth in this Lease. All alterations and permanent fixtures installed in the Leased Premises, including, by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable furniture or fixtures not attached to the Leased Premises), shall be deemed a part of the real estate and the property of the Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof without molestation, disturbance or injury at the end of the Lease Term, or any extension thereof, whether by lapse of time or otherwise, unless Landlord, by notice given to Tenant no later than fifteen (15) days prior to the end of the Lease Term, shall elect to have Tenant remove all or any of the alterations, and in such event, Tenant shall promptly remove at Tenant's expense the alterations specified by Landlord and return the Leased Premises to their condition prior to the making of the same, reasonable wear and tear excepted.

Tenant's Work (defined in exhibit D) shall be performed in a good and workmanlike manner, in compliance with all applicable governmental laws, codes, rules and regulations, and free of any liens for labor and materials and subject to reasonable requirements as Landlord may impose. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability, or damage, cost or expense resulting from such work. Tenant shall coordinate its construction activities with Landlord and Landlord's contractors to avoid disruption.

Notwithstanding anything contained herein to the contrary, Tenant shall be responsible for and will not need prior written consent to install the following: (i) a comprehensive security system for the Leased Premises that is compliant with state and local regulation; (ii) any racking or storage systems necessary for its retail marijuana sales. Additionally, Tenant shall be responsible for any further HVAC upgrades that are required to mitigate odor or provide air-purification. Any new roof penetrations in connection with such upgrades or modifications shall be coordinated with Landlord prior to the commencement of any such work.

Tenant is responsible at Tenant’s sole expense for any repairs or replacements to the building that are required due to changes in the law, code, new regulations, etc., during the term of the Lease. Tenant shall be responsible at Tenant’s sole expense for any and all damage to the property that is beyond normal wear and tear, or any items that are creating or that could potentially create a safety issue for the building or for Tenant’s employees or customers. Safety issues shall include but are not limited to, tripping hazards, water damage, electrical issues, hanging signage, structural issues, etc. If Landlord observes any damage or safety issues, Landlord shall provide written notice of the issue to Tenant. Tenant shall have 30 days to remedy the issue in a manner approved by Landlord, in Landlord’s sole discretion.

Tenant shall pay for all work done on the Leased Premises by Tenant or at its request of any kind or character which may or could result in liens on Landlord's or Tenant's interest and Tenant will keep the Leased Premises free of all mechanics' liens, and other liens on account of such work. Tenant shall indemnify, defend and save Landlord harmless from and against all liability, loss, damages, or expenses, including attorneys' fees, on account of any claims of laborers, material suppliers or others for work performed or for materials or supplies furnished to Tenant or persons claiming by, through or under Tenant. If any lien is recorded against the Leased Premises or any portion of the real property, or any suit affecting title thereto is commenced as a result of such work, or supplying of materials, Tenant shall cause such lien to be removed of record within thirty (30) days after notice from Landlord by posting of adequate statutory bond or otherwise. If Tenant desires to contest any claim, Tenant must furnish Landlord adequate evidence that such a bond has been posted with the applicable Court. If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorneys' fees incurred, shall be immediately due to Landlord from Tenant upon demand and shall bear interest at the rate of eighteen percent (18%) per annum.

Within five days after notifying Landlord of any planned erection, construction, alteration, removal, addition, repair or other improvement, Tenant shall post and keep posted until completion of such work, in a conspicuous place upon the doors providing entrance to the Leased Premises, and shall personally serve upon such contractors or subcontractors performing such work, a notice, in the form provided by local law, stating that Landlord's interests in the Leased Premises shall not be subject to any lien for such work.

NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE PREMISES OR ANY PART THEREOF. AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE PREMISES.

9.	Property Taxes.

Landlord shall pay the real property taxes, including special assessments, pertaining to the Leased Premises, which are to be reimbursed by Tenant monthly as to its pro-rata share, as reasonably determined and/or estimated by the Landlord. Tenant shall be solely responsible for and shall pay all personal property taxes with respect to Tenant’s personal property, if any, on the Leased Premises as well as all sales, use or other taxes. Tenant shall not be responsible for the payment of any tax or assessment imposed by governmental authority upon the rental received by Landlord’s income or upon the proceeds of the sale at the Property or any part thereof.

10.	Insurance.

A.	Landlord shall maintain, at Tenant’s expense to be reimbursed by Tenant monthly pursuant to Section 11, fire and extended coverage insurance on the Property and Leased Premises in such amounts as Landlord shall deem appropriate, but at a minimum Landlord shall insure the Leased Premises for the full replacement cost. If the Leased Premises or any other part of the Property is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant’s agents, employees or invitees, rent shall not diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.
B.	Tenant shall, at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the activities of the Property with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $2,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant’s policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant’s compliance with this Paragraph. Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a policy is due to expire at least ten (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Property.

11.	Operating Expenses. Tenant, in addition to its obligations to pay Base Monthly Rent and other amounts due under this Lease, including its pro-rata share of the Taxes and Insurance as set forth in Sections 9 and 10 above, shall be responsible for and shall pay to Landlord, on a monthly basis, its pro-rata share of the "Operating Costs" associated with the Leased Premises. Operating Costs shall mean all costs and expenses of any kind or nature which are necessary, or are customarily incurred by Landlord for the operation and maintenance of the Leased Premises or any part thereof, arising out of Landlord's obligation to maintain and repair under this Lease, pursuant to applicable laws, under any maintenance and/or easement agreement, including but not limited to the rules, or which are reasonably determined by the Landlord to be appropriate for the best interests of the complex of which the Leased Premises are a part, including, without limitation, all costs and expenses of operating, maintaining, repairing, replacing, lighting, cleaning, painting, striping, and policing all Common Areas and all improvements thereto (including cost of uniforms, equipment, and all employment taxes); costs of utilities for the Common Areas; costs of all roof repair; costs of all supplies; cost of salaries for Landlord's on-site staff, if any; costs of any security program; insurance premiums (and any deductible amounts paid by Landlord) for liability insurance for personal injury, death, and property damage; costs of worker's compensation insurance (and any deductible amounts paid by Landlord) covering personnel and fidelity bonds for personnel; costs of insurance (and any deductible amounts paid by Landlord) against liability for defamation and claims of false arrest occurring in and about the Common Areas; costs for removal of snow, ice, and debris; monitoring of fire and security systems for Common Areas; costs for regulation of traffic; costs and expenses of replacement of paving, curbs, walkways, landscaping, drainage, and lighting facilities for the Common Areas; costs and expenses of planting, replanting, and replacing flowers and shrubbery and planters; all costs of labor, including wages and other payments including disability insurance (and any deductible amounts paid by Landlord), payroll taxes, welfare, and all legal fees and other costs or expenses incurred in resolving any labor disputes; sprinkler maintenance costs; management fees for the operation and maintenance of the Leased Premises, as specifically set forth in this Lease and, if not so set forth, equal to three percent (5%) of the total Operating Costs. Operating Costs shall not include: Taxes as defined in Section 9; Insurance costs as described in Section 10; costs of work performed exclusively for any other tenant in the building other than work of a kind and scope which Landlord would be obligated to provide to all tenants; leasing commissions and other expenses attributable solely to leasing of other space in the building; costs of repairs or rebuilding necessitated by condemnation; costs of capital improvements except such capital improvements which otherwise reduce overall Operating Costs; or depreciation on the building, except as expressly provided above.

Tenant shall have the option to perform any and all items found in section 11 above. If Tenant takes the responsibility to perform any of the items found above then they will not be charged any management fee by Landlord for the work that they do. If Landlord in their sole discretion is not satisfied with Tenant’s performance of any of the items found in section 11 then they will provide written notice to Tenant of the deficient performance and allow Tenant 10 business days to remedy the situation. If Tenant fails to remedy the situation to Landlord’s satisfaction in 10 business days then Landlord at its option may undertake the item and add it to the overall Operating Cost and bill it to Tenant as a part of the NNN including any applicable management fees.

12.	Utilities.

Tenant shall pay all charges for water, sewer, gas, electricity, internet, telephone, wastewater and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, it shall be Tenant’s responsibility to work with the utility companies to set up a sub meter to reflect Tenant’s usage. Tenant shall not use any equipment or devices that utilize excessive electrical energy or which may, in Landlord’s reasonable opinion, overload the wiring or interfere with electrical services to other tenants.

13.	Homeowners Association

Landlord is unaware of any homeowner’s association or any other groups or covenants that could affect the Property. If the Property is affected by an association or group, then Tenant shall comply with those requirements.

14.	Entry.

Upon reasonable notice, Landlord shall have the right to enter the Leased Premises, to make inspections, equipment inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. However, Landlord does not assume any liability for the care or supervision of the Leased Premises. Landlord’s entrance to the Leased Premises shall comply with any ordinances, statutes or regulations that control the entrance of people to a licensed recreational marijuana facility or recreational infused-products manufacturing facility and shall not substantially interfere with Tenant’s operations.

15.	Parking.

During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other occupants of the property, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Property or in reasonable proximity thereto, for Tenant and Tenant’s agents and employees.

16.	Building Rules.

Tenant will comply with the rules of the Property adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Property are attached hereto as Exhibit B and incorporated herein for all purposes.

17.	Damage and Destruction.

Tenant shall give immediate written notice to Landlord of any damage caused to the Leased Premises by fire or other casualty.

1.Subject to Section 17, if during the Lease Term, the Leased Premises are partially damaged (as distinguished from "substantially damaged" as defined in Section 17) by fire or other casualty, the risk of which is covered by Landlord's insurance, Landlord shall promptly proceed to commence repair of such damage and restore the Leased Premises (other than Tenant's Work and any other alterations or improvements installed by Tenant) to substantially its condition at the time of such damage, to the extent insurance proceeds recovered by Landlord are sufficient to restore the Leased Premises. Subject to zoning laws and building codes then in existence, Landlord shall complete such repairs subject to any delay which may result from any cause beyond Landlord's reasonable control. Tenant agrees that, promptly after completion of such work by Landlord, Tenant shall proceed with reasonable diligence at its sole cost and expense to repair and restore Tenant's Work and those portions of the Premises which are Tenant's obligations to repair pursuant to this Lease and restore its fixtures and equipment for reopening for business as soon as possible. This Lease, including Tenant’s obligation to pay Base Monthly Rent and Operating Costs, shall continue in full force and effect during any such period of repair and restoration, except in situations where the damage to the Leased Premises was through no fault of the Tenant, Tenant’s obligation to pay Base Monthly Rent shall be reduced by ninety percent (90%) until the Leased Premises is restored.

2.If, during the Lease Term, the Leased Premises shall be substantially damaged or destroyed by fire or other casualty, Landlord or Tenant shall have the right, to be exercised by written notice to such effect delivered to Tenant within forty-five (45) days after the occurrence of such event, to terminate this Lease. If Landlord fails to timely give such notice of its election to terminate, this Lease shall, except as provided below, remain in full force and effect, and Landlord shall proceed to commence repair or rebuilding of the Leased Premises (other than Tenant's Work and any other alterations or improvements installed by Tenant) to substantially their condition at the time of such damage or destruction, subject to zoning laws and building codes then in existence, but Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control. Tenant agrees that, promptly following completion of such work by Landlord, Tenant will proceed with reasonable diligence at its sole cost and expense to repair and restore Tenant's Work and restore its fixtures and equipment and for re-opening for business as soon as possible. If this Lease is terminated pursuant to this Article, all Monthly Base Rent and Tenant's Aggregate Pro Rata Share of the Common Expenses shall be prorated to the date of such termination and as of such date both Landlord and Tenant shall be relieved of all further rights and obligations under this Lease except those rights and obligations which, pursuant to the terms of this Lease, survive the termination of this Lease.

The terms "substantially damaged" and "substantial damage," as used in this Article, shall mean and refer to damage to the Leased Premises or building of which it is a part of such a character as cannot reasonably be expected to be repaired or restored within one hundred fifty (150) days from the time that such repair or restoration work would be commenced.

18.	Default.

A.	If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for three (3) business days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted by applicable governing bodies, Landlord may, among other remedies, declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages. In any action arising from this Lease, the prevailing party shall be entitled to recover its reasonable attorney fees and other costs of suit including appeals.

B.	The following items shall also be considered an Event of Default under this Lease:

1.	Tenant has their/its business operating license, permit or authorization to engage in the Permitted Use revoked or not renewed, for any reason except for a change in law as provided in Section 5(a);
2.	If Tenant does not follow all rules and regulations in any material respect as promulgated by the State, the local authority or any regulating body regarding the Permitted Use and fails to cure within the timeframes set forth by the applicable regulating body.
3.	If Tenant does not comply with the rules for the Leased Premises in any material respect as set forth by Landlord from time to time.
4.	Landlord is unable to properly insure the Building due to the Use of the Leased Premises (defined in Paragraph 4) at a rate or premium acceptable to Landlord in Landlord’s reasonable discretion and Tenant is not able to find equivalent insurance coverage through another insurance carrier that is similarly rated to Landlord’s insurance company at a rate or premium acceptable to Landlord; or Tenant is not willing to pay to Landlord as Additional Rent the additional insurance premium over and above the rate or premium that is acceptable to Landlord. In such event, Tenant shall be relieved of any further liability under the Lease, except for liabilities that have already accrued.

C.	If an Event of Default occurs, Landlord shall have the right, at its election, then or at any time thereafter and while any such Event of Default shall continue, either:

(1)To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein, and on the date specified in such notice, Tenant's right to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the Term originally demised; or

(2)Reenter and take possession of the Leased Premises or any part thereof, in compliance with applicable law, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either.  Should Landlord elect to reenter as provided in this subparagraph (2), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof, either alone or in conjunction with other portions of the building of which the Leased Premises are a part, in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Leased Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor.  So long as Landlord takes reasonable action to mitigate damages.  Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises, or any part thereof, or for any failure to collect any rent due upon such reletting.  No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

In the event that Landlord does not elect to terminate this Lease as permitted in subparagraph (1) above, but, on the contrary, elects to take possession as provided in subparagraph (2) thereof, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Leased Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting.  If, in connection with any reletting, the new lease term extends beyond the existing Term, or the Leased Premises covered thereby include other premises not part of the Leased Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting.  In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease.  Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day.

In the event, however, this Lease is terminated (except as provided in the Sections on permitted use, insurance, casualty and condemnation and condition of Leased Premises), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the Lease Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses incurred in connection with such reletting, including, but without limitation, the expenses enumerated above.  Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day.  Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination, represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Term over the aggregate rental value of the Leased Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Leased Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of the Lease Term, both discounted to present worth at the rate of four percent (4%) per annum.

Suit or suits for the recovery of the amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord’s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Lease Term would have expired had there been no such default by Tenant, or no such termination, as the case may be.  Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.  LANDLORD AND TENANT AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF THIS LEASE AGREEMENT SHALL BE HEARD BY A COURT SITTING WITHOUT A JURY AND, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHTS TO A TRIAL BY JURY.  All costs incurred by Landlord in connection with collecting any amounts and damages owing from Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant.  In addition, Landlord and Tenant agree that the prevailing party in any action brought to enforce any of the terms and provisions of this Lease shall recover its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, from the non-prevailing party.

No failure by Landlord to insist upon the strict performance of any agreement, term, covenant, or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or such agreement, term, covenant, or condition.  No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered, or modified except in written instruments executed by Landlord.  No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.  Notwithstanding any termination of this Lease or expiration of the Lease Term, any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination or expiration shall continue in force and effect and survive such expiration or termination.

Nothing contained in this Article shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Article.

In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default.  In no event will Landlord be responsible for any consequential damages incurred by Tenant including but not limited to lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

19.	Quiet Possession.

Tenant, subject to the terms and provisions of this Lease and expressly conditioned upon the full and timely payment of the rent and observing, keeping, and performing all of the terms and provisions of this Lease on its part to be observed, kept, and performed, shall lawfully, peaceably, and quietly have, occupy, and enjoy the Leased Premises during the Term without hindrance or ejection by any persons lawfully claiming under Landlord. It is further understood and agreed that with respect to any services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from so doing by strike, lockout, breakdown, accident, order, or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or its servants, agents, employees, licensees, or any person claiming by, through, or under Tenant or any termination for any reason of Landlord's occupancy of the space from which the service is being supplied by Landlord, and in no event shall Landlord ever be liable to Tenant for any indirect or consequential damage.

20.	Condemnation.

If any legally, constituted authority condemns the Property or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

21.	Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the property and to any renewals, refinancing and extensions thereof. Tenant agrees upon demand to execute such further instruments confirming such subordination of this Lease or attorning to the holder of any such liens as Landlord may reasonably request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

22.	Security Deposit.

The Security Deposit shall be Twenty Thousand Dollars and 00/100 ($20,000.00), to be paid at the time the Lease is executed. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance and payment by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Landlord will not commingle the Security Deposit with Landlord’s other funds, and Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days from the expiration of the Lease Term. If Landlord transfers its interest in the Leased Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposits.

23.	Holding Over.

If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord’s prior written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to one hundred fifty percent (150%) of the Base Monthly Rent of the last year of the Lease prorated for the number of days of such holding over, plus a prorate portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord’s written consent Tenant shall occupy the Leased Premises on a tenancy from month to month and otherwise all other terms and provisions of this Lease shall be applicable to such period.

24.	Notices.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if provided in writing and sent by United States certified mail, return receipt requested, or reputable overnight courier addressed to Landlord at:

Headgate III, LLC	Green Man Colorado, LLC
155 Madison Street	_1901 S. Navajo Street
Denver, CO 80206	_Denver, CO 80220
Attention: David R. Fishkin, General Counsel____

And addressed to Tenant at the address located above. Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

25.	Option to Renew Lease.

Provided Tenant is not in default under this Lease either at the time of exercise or at the commencement of any such renewal term, Tenant shall have the option at the end of the original Lease term to renew the lease for two additional five years at a lease rate equal to the greater of the last year of the initial term or first extension or fair market rent. Tenant must exercise this option in writing no less than One Hundred Twenty (120) day prior to the expiration of the original Lease term.

26.	Brokers.

Tenant represents that Tenant has not otherwise engaged in any activity which could form the basis for a claim of real estate commission, brokerage fee, finder’s fee or other similar charge, in connection with this Lease. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Lease or its negotiation by reason of any alleged act of Tenant.

27.	Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

28.	Memorandum of Lease.

Neither this Lease nor any memorandum or short form of this Lease shall be recorded by either party. Tenant may submit the Lease with the State of Colorado as part of Tenant’s permitting process.

29.	Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this lease.

30.	Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

31.	Consent.

Except as otherwise set forth herein, Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord’s consent is required or desirable under this Lease.

32.	Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

33.	Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Colorado.

34.	Severability.

If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

35.	Conflict. In the event of any conflict between the terms contained in this Lease and the terms of any Exhibit attached hereto, the terms of this Lease shall control.

36.	Landlord Not a Partner. Nothing herein contained shall be deemed, held or construed as creating Landlord as a partner, agent, associate of, or in a joint venture with Tenant in the conduct of the business, nor as rendering Landlord liable for any debts, liabilities or obligations incurred by Tenant in the conduct of said business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

37.	Lease is Subject to:

The Lease is subject to the following additional conditions:

Tennant agrees to make an additional payment of Two Hundred Thousand Dollars and 00/100 ($200,000.00) to Landlord. The payment shall start on the Rent Commencement Date and shall be paid in accordance with the terms and conditions defined in Section 2 of the Lease until paid in full. This additional payment is in addition to Tenant’s Base Monthly Rent obligations under Section 2. The payment shall be in 30 equal payments of Six Thousand Six Hundred and Sixty-Six Dollars and 67/100 ($6,666.67). Failure to make the payment or cure a default in accordance with Section 2 and Section 18 of the Lease shall constitute a default and Landlord shall be able to pursue any and all rights under the Lease.

Title to the property is being transferred to Landlord as part of a settlement between the current owner and Landlord. If the transfer of the property is not made to Landlord by the current owner, then Landlord or Tenant may immediately terminate this Lease by delivery of written notice to the other party, in which event, the parties shall have no further rights or obligations to the other hereunder and the Lease shall be immediately terminated, and any security deposit that is paid shall be returned in accordance with Section 22.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:	TENANT:

HEADGATE III, LLC	Green Man Colorado, LLC
a Colorado limited liability company	a Colorado limited liability company

By: Singletree Financial Partners, LLC	By: /s/ Adam Hershey_ _______________
Colorado limited liability company	_______Adam Hershey_______________
Managing Member of HEADGATE III, LLC	_______Interim CEO_________________
__________________________________

By:	/s/ William Andrew Shopneck__________
William Andrew Shopneck
Managing Member of Singletree Financial Partners, LLC

By:	/s/ Christopher Clark Shopneck ________
Christopher Clark Shopneck
Managing Member of Singletree Financial Partners, LLC

EXHIBIT A

“Legal Description”

EXHIBIT B

“Property Rules and Regulations”

The following rules and regulations shall apply to the Property and the Leased Premises associated therewith, and the appurtenances thereto:

1.	Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Property.

2.	Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.	No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Property without the prior written consent of Landlord. Provided, Tennant shall have the right to affix one sign near the front entryway of the Leased Premises identifying Tenant, in a form reasonably acceptable to Landlord.

4.	No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises except for seeing-eye or therapy dogs to assist with a handicap individual or health issue. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

5.	Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Property or otherwise interfere in any way with other tenants or persons having business with them.

6.	No heavy machinery of any kind shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Property any flammable or explosive fluid or substance.

7.	Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

8.	All vehicles are to be currently licensed, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

Exhibit C

“Guarantee of Lease”

Landlord: Headgate III, LLC, a Colorado limited liability company

Tenant: Green Man Colorado, LLC, a Colorado limited liability company

Lease: that certain Lease Agreement between Landlord and Tenant Dated November __, 2022.

Guarantor(s): Standard Cann Inc., a Colorado corporation_______________________;

Date: November __, 2022

Tenant wishes to enter into the Lease with Landlord. Landlord is unwilling to enter into the Lease unless Guarantor assures Landlord of the full performance of Tenant’s obligations under the Lease. Guarantor is willing to do so.

Accordingly, in order to induce the Landlord to enter into the Lease, and for good and valuable consideration, the receipt and adequacy of which are acknowledged by Guarantors:

1.	Guarantors unconditionally guarantee to Landlord, and the successors and assigns of Landlord, Tenant’s full and punctual payment and performance of its obligations under the Lease, including without limitation the payment of rent and other charges due under the Lease. Guarantor waives notice of any breach or default by Tenant under the Lease. If Tenant defaults in the performance of any of its obligations under the Lease, Upon Landlord’s demand, Guarantor will perform Tenant’s obligations under the Lease.

2.	Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter related to or thing relating the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without affecting the obligations of Guarantor under this Guaranty.

3.	The obligations for Guarantor under this Guaranty will not be affected by Landlord’s receipt, application, or release of security given or the performance of Tenant’s obligations under the Lease, nor by any modification of the Lease, including without limitation the alteration, enlargement, or change of the Premises described in the Lease, except that in case of any such modification, the liability of the Guarantor will be deemed modified in accordance with the terms of any such modification.

4.	The liability of Guarantor under this Guaranty will not be affected by:

a.	The release or discharge of Tenant from its obligations under the Lease any creditors’, receivership, bankruptcy, or other proceedings, or the commencement or pendency of any such proceedings;

b.	The impairment, limitation, or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future bankruptcy code or other statute, or from the decision in any court;

c.	The rejection or disaffirmance of the Lease in any such proceedings;

d.	The assignment or transfer of the Lease or sublease of all or part of the Premises described in the Lease by Tenant unless Landlord consents to release guarantor from this Guaranty of Lease in writing in connection therewith;

e.	And disability or other defense of Tenant; or

f.	The cessation from any cause whatsoever of the liability of Tenant under the Lease other as provided in the Lease, particularly in Paragraphs 6 of the Lease.

5.	Until all of Tenant’s obligations under the Lease are fully performed, Guarantor:

a.	Waives any right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor under this Guaranty;

b.	Waives any other right that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty; and

c.	Subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6.	This Guaranty will apply to the Lease, any extension or renewal of the Lease, and any holdover term following the term of the Lease, or any such extension or renewal.

7.	This Guaranty may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

8.	Guarantor is primarily obligated under the Lease. Landlord may, at its option, proceed against Guarantor without proceeding against Tenant or anyone else obligated under the Lease or against any security for any of Tenant’s or Guarantor’s obligations.

9.	Guarantor irrevocably appoints Tenant as its agent for service of process related to this Guaranty.

10.	The guarantee of the lease is joint and several to each Guarantor.

Guarantor has executed this Guaranty as of the date stated above.

GUARANTOR(s):

Standard Cann Inc., a Colorado corporation

By: ________________________,

Adam Hershey, Interim CEO

STATE OF COLORADO)

) ss.

County of _________________)

The above and foregoing document was acknowledged before me this ____day of _________, 2022 by_______________________, _______________________, ________________________.

Witness my hand and official seal:

My commission expires: ___________________

Notary Public

Exhibit D

“AS IS” and “WHERE IS”

●	Shall mean the condition of the building at the time it is delivered to Tenant.

Tenant's Work

●	Shall mean, in addition to what is provided in the Lease, any new construction project that the Tenant would like to undertake at the Leased Premises, now or in the future, subject to Landlord’s approval.